SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Current Report Pursuant to Section 13 or
15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported):
July 30, 2014

GREENFIELD FARMS FOOD, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-157281	26-2909561
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

319 Clematis Street, Suite 400
West Palm Beach, Florida 33401
 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (561) 514-9042

_______________________________________________
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Changes in Registrant’s Certifying Accountant

On July 24, 2014, Greenfield Farms Food, Inc.’s (the “Company”) current certifying accountants, Silberstein Ungar, PLLC, notified the Company that it was resigning as the Company’s independent auditor effective immediately.  The Company has chosen KLJ & Associates, LLP, to serve as the Company’s certifying accountants effective August 13, 2014.

During the two fiscal years ended December 31, 2013 and 2012, respectively, and as of July 24, 2014, there were no disagreements with Silberstein Ungar, PLLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Silberstein Ungar, PLLC, would have caused them to make reference in connection with their report to the subject matter of the disagreement. Furthermore, Silberstein Ungar, PLLC has not advised the Company of any reportable events as defined in Item 304(a)(1)(iv) of Regulation S-K.

The report of the independent registered public accounting firm of Silberstein Ungar, PLLC as of and for the years ended December 31, 2013 and December 31, 2012 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to audit scope or accounting principle. The reports, however, contained a “going concern” paragraph.

A copy of the foregoing disclosures was provided to Silberstein Ungar, PLLC prior to the date of the filing of the Company’s Current Report on Form 8-K filed on July 30, 2014.  Attached as Exhibit 16.1 to tha filing is a letter from Silberstein Ungar, PLLC addressed to the Securities and Exchange Commission, stating that Silberstein Ungar, PLLC agreed with the statements above.

Prior to KLJ & Associates, LLP’s engagement, the Company did not consult with that firm as to the type of audit opinion that might be rendered on the Company’s financial statements nor did KLJ & Associates, LLP provide any written or oral advice relating to any accounting, auditing or financial issue relating to the Company regarding any of the matters or events set forth in Item 304(a)(2)(i) or Item 304(a)(2)(ii) of Regulation S-K.

Item 9.01  Financial Statements and Exhibits.

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           Exhibits

16.1	Letter from Silberstein Ungar, PLLC regarding change in certifying accountant. Previously filed.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENFIELD FARMS FOOD, INC.

Date: August 13, 2014	By:	/s/ Henry Fong
Henry Fong
Chief Financial Officer

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